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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-158735, 333-177822, 333-191993 and 333-198787 and Form S-3 Nos. 333-189246, 333-204318 and 333-204339) of Take-Two Interactive Software, Inc., of our reports dated May 18, 2016, with respect to the consolidated financial statements of Take-Two Interactive Software, Inc. and the effectiveness of internal control over financial reporting of Take-Two Interactive Software, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2016 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

May 18, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM